Exhibit 99

BUNKER HILL MINING CORP. REPORTS THAT IT HAS

SUCCESSFULLY RENEGOTIATED ITS OPTION AGREEMENT

TORONTO, ON, November 23, 2020 – Bunker Hill Mining Corp. (the “Company”) (CSE: BNKR) is pleased to announce that it has successfully renegotiated its option agreement for the purchase of a 100% interest in the saleable assets at the Bunker Hill Mine complex from Placer Mining Corporation (the “Lessor”). Under the new terms, the purchase price has been decreased by 30% from USD11.0 million to USD7.7 million.

Sam Ash, CEO of Bunker Hill Mining, stated:

“We are very pleased to have successfully negotiated a lower purchase price for the option agreement as it allows us to further focus our efforts on the ongoing high-grade silver exploration campaign and the mining restart plan. Under the terms of the agreement, we will be able to continue to explore, finalize the studies, and restart mining activities before being required to exercise the purchase option in August 2022. This offers a unique opportunity to optimize our working capital requirements and focus our balance sheet on the development of the asset.

Our silver-focused exploration program is continuing to progress well and we are excited to publish drill results in the upcoming weeks. We have recently completed 6,000 feet of drilling from surface and are now moving the drill rigs to underground platforms to avoid any winter-related delays.”

Bunker Hill Mining’s option agreement expires on August 1, 2022. Under the new terms of the amended agreement, the total consideration has been reduced by 30% to USD7.7 million, consisting of USD5.4 million payable in cash and USD 2.0 million in shares of the Company. The reference price for the payment in shares will be based on the share price of the last equity raise before the option is exercised. The Company will continue to make a monthly care and maintenance payment of USD60,000 to the Lessor in return for on-going technical support to the Company. Under the amended agreement, the Company’s contingent obligation to settle USD1.8 million of accrued payments due to the Lessor, if the Company decides not to exercise its right to purchase, has been waived. Under the amended agreement, the Company is to make an advance payment of USD2.0 million to the Lessor which shall be credited toward the purchase price of the Bunker Hill Mine when the Company elects to exercise its purchase right.

About Bunker Hill Mining Corp.

Bunker Hill Mining Corp. has an option to acquire 100% of all saleable assets at the Bunker Hill Mine. Information about the Company is available on its website, www.bunkerhillmining.com, or within the SEDAR and EDGAR databases.

For additional information contact:

Sam Ash, President and Chief Executive Officer

+1 208 786 6999

sa@bunkerhillmining.com

Cautionary Statements

Certain statements in this news release are forward-looking and involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, as well as within the meaning of the phrase ‘forward-looking information’ in the Canadian Securities Administrators’ National Instrument 51-102 – Continuous Disclosure Obligations. Forward-looking statements are not comprised of historical facts. Forward-looking statements include estimates and statements that describe the Company’s future plans, objectives or goals, including words to the effect that the Company or management expects a stated condition or result to occur. Forward-looking statements may be identified by such terms as “believes”, “anticipates”, “expects”, “estimates”, “may”, “could”, “would”, “will”, or “plan”. Since forward-looking statements are based on assumptions and address future events and conditions, by their very nature they involve inherent risks and uncertainties. Although these statements are based on information currently available to the Company, the Company provides no assurance that actual results will meet management’s expectations. Risks, uncertainties and other factors involved with forward-looking information could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information. Forward looking information in this news release includes, but is not limited to, the Company’s intentions regarding its objectives, goals or future plans and statements. Factors that could cause actual results to differ materially from such forward-looking information include, but are not limited to: the ability to predict and counteract the effects of COVID-19 on the business of the Company, including but not limited to the effects of COVID-19 on the price of commodities, capital market conditions, restriction on labour and international travel and supply chains; failure to identify mineral resources; failure to convert estimated mineral resources to reserves; the inability to complete a feasibility study which recommends a production decision; the preliminary nature of metallurgical test results; risks of not basing a production decision on a feasibility study of mineral reserves demonstrating economic and technical viability, resulting in increased uncertainty due to multiple technical and economic risks of failure which are associated with this production decision including, among others, areas that are analyzed in more detail in a feasibility study, such as applying economic analysis to resources and reserves, more detailed metallurgy and a number of specialized studies in areas such as mining and recovery methods, market analysis, and environmental and community impacts and, as a result, there may be an increased uncertainty of achieving any particular level of recovery of minerals or the cost of such recovery, including increased risks associated with developing a commercially mineable deposit with no guarantee that production will begin as anticipated or at all or that anticipated production costs will be achieved. Failure to commence production would have a material adverse impact on the Company’s ability to generate revenue and cash flow to fund operations. Failure to achieve the anticipated production costs would have a material adverse impact on the Company’s cash flow and future profitability; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; political risks; changes in equity markets; uncertainties relating to the availability and costs of financing needed in the future; the inability of the Company to budget and manage its liquidity in light of the failure to obtain additional financing, including the ability of the Company to complete the payments to the Lessor and the U.S. EPA pursuant to the terms of the agreement to acquire the Bunker Hill Mine Complex; inflation; changes in exchange rates; fluctuations in commodity prices; delays in the development of projects; capital, operating and reclamation costs varying significantly from estimates and the other risks involved in the mineral exploration and development industry; and those risks set out in the Company’s public documents filed on SEDAR. Although the Company believes that the assumptions and factors used in preparing the forward-looking information in this news release are reasonable, undue reliance should not be placed on such information, which only applies as of the date of this news release, and no assurance can be given that such events will occur in the disclosed time frames or at all. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, other than as required by law. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

Cautionary Note to United States Investors Concerning Estimates of Measured, Indicated and Inferred Resources

This press release has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all resource and reserve estimates included in this press release have been disclosed in accordance with NI 43-101 and the Canadian Institute of Mining, Metallurgy, and Petroleum Definition Standards on Mineral Resources and Mineral Reserves. NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian disclosure standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission (“SEC”), and resource and reserve information contained in this press release may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term “resource” does not equate to the term “reserves”. Under U.S. standards, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. The SEC’s disclosure standards normally do not permit the inclusion of information concerning “measured mineral resources”, “indicated mineral resources” or “inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute “reserves” by U.S. standards in documents filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. U.S. investors should also understand that “inferred mineral resources” have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an “inferred mineral resource” will ever be upgraded to a higher category. Investors are cautioned not to assume that all or any part of an “inferred mineral resource” exists or is economically or legally mineable. Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for disclosure of “reserves” are also not the same as those of the SEC, and reserves disclosed by the Company in accordance with NI 43-101 may not qualify as “reserves” under SEC standards. Accordingly, information concerning mineral deposits contained in our website may not be comparable with information made public by companies that report in accordance with U.S. standards.